___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2014

EQUUS TOTAL RETURN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	814-00098	76-0345915
(State or Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

Eight Greenway Plaza, Suite 930, Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 529-0900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2014, Equus Total Return, Inc. (“Equus” or the “Fund”) announced that it intended to effect a Plan of Reorganization (also referred to hereinafter as the “Plan”) within the meaning of Section 2(a)(33) of the Investment Company Act of 1940 (the “1940 Act”). Under the terms of the Plan, Equus intends to pursue a merger or consolidation with MVC Capital, Inc. ("MVC"), a business development company (“BDC”) regulated under the 1940 Act that is traded on the New York Stock Exchange, or one or more of MVC's portfolio companies within the next twelve months. Absent Equus merging or consolidating with/into MVC itself (whereby MVC would own a majority of Equus’ shares), the present intention is for Equus to (i) be restructured into a publicly-traded operating company focused on the energy and/or financial services sectors and (ii) seek to terminate its election to be classified as a BDC.

On May 14, 2014, a Share Exchange Agreement was entered into between MVC and Equus as a first step in the Plan, wherein MVC received 2,112,000 shares of the Fund in exchange for Equus receiving 395,839 shares of MVC (such transaction is hereafter referred to as the “Exchange”). The Exchange was calculated based on each company's respective net asset values per share, calculated as of May 12, 2014. The number of MVC shares that were received by Equus is subject to adjustment following MVC’s release of its Form 10-Q, which will include its published net asset value per share for the quarter ended April 30, 2014.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 14, 2014, the Fund completed the Exchange with MVC as described in Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Exchange described in Item 1.01 above, the Fund issued 2,112,000 shares of its common stock to MVC. No solicitation was made and no underwriting discounts were given or paid in connection with this transaction. The Fund believes that the issuance of its shares of common stock in connection with the Exchange was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

Item 8.01 Other Events.

On May 15, 2014, the Fund issued a press release announcing the Plan and the Exchange. The text of the press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1 Equus Plan of Reorganization, dated May 13, 2014.

10.1 Share Exchange Agreement, dated May 14, 2014, between Equus Total Return, Inc. and MVC Capital, Inc.

99.1 Press release issued on May 15, 2014 by Equus Total Return, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equus Total Return, Inc.

Date: May 15, 2014	By: /s/ Kenneth I. Denos
Name: Kenneth I. Denos
Title: Secretary